UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 12, 2013 (September 6, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2013, Emerald Oil, Inc. and its subsidiary, Emerald WB LLC (together, “Emerald”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with USG Properties Bakken II, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Emerald sold to Buyer on the same date substantially all of its non-operated North Dakota and Montana oil and gas properties, leasehold mineral interests and related assets (the “Assets”) for aggregate cash consideration of approximately $110 million, subject to customary adjustments. Under the Purchase Agreement, the transaction was given economic effect as of April 1, 2013 such that all proceeds and certain customary operational costs and expenses attributable to the Assets will be apportioned between Emerald and Buyer based on such date.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities by Emerald and Buyer. The Purchase Agreement also provides for potential post-closing adjustments based on title and environmental due diligence to be conducted by Buyer between the closing date and December 31, 2013, subject to Emerald’s right to cure any identified title and environmental defects.  Buyer placed $11 million of the purchase price into an escrow account to be held by the escrow agent pending completion of the title and environmental diligence process.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the transaction, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Emerald or the Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Emerald’s public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the disposition of the Assets is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of Emerald Oil, Inc. to give effect to the sale of the Assets is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2013; and
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

2.1	Purchase and Sale Agreement, dated September 6, 2013, by and among Emerald Oil, Inc., Emerald WB LLC, and USG Properties Bakken II, LLC.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Emerald Oil, Inc. as of June 30, 2013 and for the Six Months ended June 30, 2013 and the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: September 12, 2013	By: /s/ Paul Wiesner
Paul Wiesner Chief Financial Officer

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1	Purchase and Sale Agreement, dated September 6, 2013, by and among Emerald Oil, Inc., Emerald WB LLC, and USG Properties Bakken II, LLC.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Emerald Oil, Inc. as of June 30, 2013 and for the Six Months ended June 30, 2013 and the year ended December 31, 2012.